SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                Form 8-K

                             CURRENT FORM
                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported): November 15, 2000

                          NewMil Bancorp, Inc.
         (Exact Name of Registrant as Specified in its Charter)


Delaware                         0-16455                   06-1186389
(State or other Jurisdiction    (Commission              (IRS Employer
  of Incorporation               File Number)        Identification No.)


19 Main Street, P.O. Box 600, New Milford, Connecticut 06776
     (Address of principal executive offices)        (Zip Code)

   Registrant's telephone number, including area code:  860-355-7600


                                  N/A
     (Former name or former address, if changed since last report)

ITEM. 5   OTHER EVENTS.

     The second election period, during which holders of shares of Nutmeg Federal Savings & Loan Association's Common Stock and Series B Preferred Stock may change their election to receive cash or NewMil Bancorp, Inc.'s Common Stock in consideration for their shares, will terminate on November 20, 2000 at 5:00 p.m. eastern standard time.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW MIL BANCORP, INC.
                              (Registrant)


Dated: November 15, 2000      By:     /s/
                                   B. Ian McMahon
                              Its: Executive Vice President